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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Hollywood Casino Corporation and Subsidiaries on Form S-4 of our reports on the consolidated financial statements of Hollywood Casino Corporation and Subsidiaries, and the financial statements of Hollywood Casino-Aurora, Inc. and HWCC-Tunica, Inc. and Subsidiary dated February 23, 1999 (which report on Hollywood Casino Corporation and Subsidiaries expresses an unqualified opinion and contains an explanatory paragraph regarding the restatement of the Company's 1997 and 1996 financial statements), appearing in the Prospectus, which is part of this Registration Statement and of our reports dated February 23, 1999 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Summary Financial and Operating Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Dallas, Texas

July 15, 1999